Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

STEPAN COMPANY

A DELAWARE CORPORATION

(Amended as of October 22, 2019)

ARTICLE I

OFFICES

Section 1.Registered Office in Delaware. The address of the registered office of Stepan Company (the “Corporation”) in the State of Delaware and the registered agent of the Corporation at such address shall be as provided in the certificate of incorporation of the Corporation, as it may be amended and/or restated from time to time (the “Certificate of Incorporation”).

Section 2.Other Offices. The Corporation may have such other offices, either within or outside of the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require from time to time.

ARTICLE II

STOCKHOLDERS

Section 1.Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as the Board shall determine from time to time. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 2.Special Meetings.

(a)Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Chair of the Board, by the Board, or by the Secretary of the Corporation at the request of the holders of shares of the Corporation’s common stock or any other stock of the Corporation as may be designated by the Board (collectively, the “Capital Stock”) representing not less than one-third of the voting power of all the outstanding shares of the Capital Stock entitled to vote in the election of directors generally, subject to compliance with the following provisions of Section 2.

(b)Any person seeking to request a special meeting shall first request that the Board fix a record date to determine the persons entitled to request a special meeting (the “ownership record date”) by delivering notice in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (the “record date request notice”). A person’s record date request notice shall contain information about the class or series and number of shares of Capital Stock of the Corporation that are owned of record and beneficially by the person and state the business proposed to be acted on at the meeting. Upon receiving a record date request notice, the Board may set an ownership record date. Notwithstanding any other provision of these By-laws, the ownership record date shall not precede the date upon which the resolution fixing the ownership record date is adopted by the Board, and shall not be more than 10 days after the close of business on the date upon which the resolution fixing the ownership record date is adopted by the Board. If the Board, within 10 days after the date upon which a valid record date request notice is received by the Secretary of the Corporation, does not adopt a resolution fixing the ownership record date, the ownership record date shall be the close of business on the 10th day after the date upon which a valid record date request notice is received by the Secretary (or, if such 10th day is not a business day, the first business day thereafter).

(c)In order for a stockholder-requested special meeting to be called by the Secretary of the Corporation, one or more written requests for a special meeting signed by persons (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the ownership record date, at least the requisite percent established in Section 2(a) (the “special meeting request”), shall be delivered to the Secretary. A special meeting request shall: (1) state the business (including the identity of nominees for election as a director, if any) proposed to be acted on at the meeting, which shall be limited to the business set forth in the record date request notice received by the Secretary; (2) bear the date of signature of each such person (or duly authorized agent) submitting the special meeting request; (3) set forth the name and address of each person submitting the special meeting request (as they appear on the Corporation’s books, if applicable); (4) contain the information required by Section 5 of this Article II with respect to any director nominations or other business proposed to be presented at the special meeting, and as to each person requesting the meeting and each other person (including any beneficial owner) on whose behalf the person is acting, other than persons who have provided such request solely in response to any form of public solicitation for such requests; (5) include documentary evidence that the requesting persons own the requisite percent as of the ownership record date; provided, however, that if the requesting persons are not the beneficial owners of the shares representing the requisite percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares owned by the beneficial owners on whose behalf the special meeting request is made as of the ownership record date; and (6) be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, by hand or by certified or registered mail, return receipt requested, within 60 days after the ownership record date. The special meeting request shall be updated and supplemented within five business days after the record date for determining the stockholders entitled to vote at the stockholder requested-special meeting (or by the opening of business on the date of the meeting, whichever is earlier, if the record date for determining the stockholders entitled to vote at the meeting is different from the record date for determining the stockholders entitled to notice of the meeting), and in either case such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting. In addition, the requesting person and each other person (including any beneficial owner) on whose behalf the person is acting, shall provide such other information as the Corporation may reasonably request within 10 business days of such a request.

(d)After receiving a special meeting request, the Board shall determine in good faith whether the persons requesting the special meeting have satisfied the requirements for calling a special meeting of stockholders, and the Corporation shall notify the requesting person of the Board’s determination about whether the special meeting request is valid, which determination shall be conclusive and binding on the Corporation and all stockholders and other persons. The date, time and place of the special meeting shall be fixed by the Board, and the date of the special meeting shall not be more than 90 days after the date on which the Board fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board as set forth in Section 7(a) of this Article II.

(e)A special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (1) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (2) an item of business that is the same or substantially similar (as determined in good faith by the Board) as an item of business that was presented at a meeting of stockholders occurring within 90 days preceding the earliest date of signature on the special meeting request, provided that the removal of directors and the filling of the resulting vacancies shall be considered the same or substantially similar to the election of directors at the preceding annual meeting of stockholders; (3) the special meeting request is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (4) the special meeting request does not comply with the requirements of this Section 2.

(f)Any person who submitted a special meeting request may revoke its written request by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the stockholder-requested special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the persons submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own at least the requisite percent at all times between the date the record date request notice is received by the Corporation and the date of the applicable stockholder-requested special meeting, and the requesting person shall promptly notify the Secretary of the Corporation of any decrease in ownership of shares of stock of the Corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the requisite percent, the Board shall have the discretion to determine whether or not to proceed with the special meeting.

(g)Business transacted at a stockholder-requested special meeting shall be limited to: (1) the business stated in the valid special meeting request received from the requisite percent; and (2) any additional business that the Board determines to include in the Corporation’s notice of meeting. If none of the persons who submitted the special meeting request appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled pursuant to Section 2 of this Article II.

Section 3.Place of Meeting. Meetings of stockholders shall be held at the Corporation’s principal executive offices in Northfield, Illinois or at such other place, if any, either within or outside of the State of Delaware, as the Board shall designate.

Section 4.Meetings by Remote Communication. Notwithstanding anything to the contrary herein, the Board may, in its sole discretion, determine that any meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (the “DGCL”). The Board may, in its sole discretion, also determine that any meeting of the stockholders shall be held at a particular place and allow stockholders and proxy holders to participate in (and be deemed present in person at) such meeting by means of remote communication as provided under the DGCL.

Section 5.Advance Notification of Proposals and Nominations at Stockholders’ Meetings. If a stockholder desires to submit a proposal for consideration at an annual or special stockholders’ meeting (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or to nominate persons for election as directors at any stockholders’ meeting duly called for the election of directors, such stockholder must (a) be a stockholder of record both on the date of the giving of the notice provided for in this Section 5 and at the time of the meeting, (b) be entitled to vote at the meeting, and (c) comply with the notice procedures set forth in this Section 5. In addition to any other applicable requirements, for business or nominations to be properly brought before an annual or special stockholders’ meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a stockholder’s notice to the Secretary must be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation (i) with respect to an annual meeting of stockholders, not more than 120 days nor less than 90 days prior to the first anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by a stockholder in order to be timely must be so delivered or mailed and received not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders or public disclosure of the date of such meeting is made, whichever first occurs, and (ii) with respect to a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders or public disclosure of the date of such meeting is made, whichever first occurs.

To be in proper written form, a stockholder’s notice must set forth the following:

(1)as to each matter of business (other than director nominations, which are specifically addressed in clause (2) below) such stockholder proposes to bring before the stockholders’ meeting, (A) a description of the business desired to be brought before the meeting in sufficient detail for the business to be summarized on the agenda for the meeting, (B) the reasons such stockholder proposes that such business be brought before the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) of such stockholder in such business, (C) a description of all agreements, arrangements, understandings and relationships between or among such stockholder and any other person or persons or entity or entities (including their names) in connection with the proposal of such business by such stockholder and any material interest of such persons or entities in such business, and (D) a representation that such stockholder is a holder of record of Capital Stock of the Corporation at the time of giving the notice with respect to such business, is entitled to vote at the meeting on such business and intends to appear at the meeting in person or by proxy to bring such business before the meeting;

(2)as to each person whom such stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) all information with respect to such person that would be required to be set forth in a stockholder’s notice pursuant to this Section 5 if such person were a Proposing Person (as defined below), (D) a description of all direct and indirect compensation and other material agreements, arrangements, understandings and relationships during the past three years, between or among any Proposing Person, on the one hand, and such proposed nominee, his or her affiliates and associates, or others acting in concert therewith, on the other hand, (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, (F) all other information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”), as amended, if each Proposing Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant, (G) the written consent of such person to being named as a nominee and to serve as a director if elected, (H) a statement whether such person, if elected, intends to tender, promptly following such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re‑election, an irrevocable resignation effective upon acceptance of such resignation by the Board and (I) a representation that such stockholder is a holder of record of Capital Stock of the Corporation at the time of giving the notice with respect to such nomination, is entitled to vote at the meeting on the election of directors and intends to appear in person or by proxy at the meeting to propose such nominee for election as a director at the meeting; and

(3)as to each Proposing Person, (A) the name and record address of such Proposing Person, (B) the class or series and number of shares of Capital Stock or other securities of the Corporation that are, directly or indirectly, owned of record or beneficially by such Proposing Person, (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege, or a settlement payment or mechanism at a price, related to any shares of Capital Stock or other securities of the Corporation or with a price or value derived in whole or in part from the price or value of any shares of Capital Stock or other securities of the Corporation or any derivative, synthetic, hedging, swap or similar transaction or arrangement having characteristics of a long or short position or ownership interest in any shares of Capital Stock or other securities of the Corporation, whether or not any such instrument or right shall be subject to settlement in the underlying shares of Capital Stock or other securities of the Corporation or otherwise, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of shares of Capital Stock or other securities of the Corporation (each, a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person, (D) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has given or received a right to vote, directly or indirectly, any shares of Capital Stock or other securities of the Corporation, (E) any agreement, arrangement, understanding or relationship, including any repurchase or similar so‑called “stock borrowing” agreement or arrangement, which such Proposing Person has engaged in or is a party to, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of Capital Stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to shares of Capital Stock or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value of the shares of Capital Stock or other securities of the Corporation, (F) any rights to dividends on the shares of Capital Stock or other securities of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of Capital Stock or securities of the Corporation, (G) any performance-related fees (other than an asset‑based fee) to which such Proposing Person is or may be directly or indirectly entitled based on any increase or decrease in the price or value of any shares of Capital Stock or other securities of the Corporation or Derivative Instruments, if any, and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

For the purposes of this Section 5, (A) the terms “affiliate” and “associate” shall each have the meaning set forth in Rule 12b-2 under the Exchange Act, (B) the term “beneficial owner” (and similar terms) shall have the meaning set forth in Rule 13d-3 under the Exchange Act, and (C) the term “Proposing Person” shall mean (w) the stockholder providing notice of business or a nomination proposed to be brought before or made at the meeting, (x) the beneficial owner or beneficial owners of

Capital Stock, if different, on whose behalf the notice of business or a nomination proposed to be brought before or made at the meeting is made, (y) any affiliate or associate of such stockholder or any such beneficial owner, and (z) any other person or entity with whom such stockholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.

A stockholder providing notice of business or a nomination proposed to be brought before or made at a stockholders’ meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered or mailed to and received by the Secretary not later than ten business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

The presiding officer of the stockholders’ meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedures, and any proposal or nomination not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Nothing contained in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 6.Notice of Stockholders’ Meetings. Except as otherwise provided by law, notice stating the place (if any), day and hour of each meeting of the stockholders and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting, in writing or by a form of electronic transmission in accordance with applicable law, by or at the direction of the Chair of the Board, the President and Chief Executive Officer, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail and addressed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 7.Fixing Record Date.

(a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have stockholders express consent to corporate action in writing without a meeting shall, by written notice to the Secretary of the Corporation, request that the Board fix a record date. The Board shall promptly, but in all events within 10 days after the date upon which such request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 7(c)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 7(c) or otherwise within 10 days after the date upon which such request is received, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law, shall be the first date after the expiration of such 10-day time period following the date on which a signed written consent setting forth the action taken or proposed to be taken was delivered to the Corporation. If no record date has been fixed by the Board pursuant to the first sentence of this Section 7(c), the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(d)In the event of the delivery, to the Corporation of any written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with the DGCL have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 7 shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 8.Voting Lists. The Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting of stockholders (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged by class and series of Capital Stock in alphabetical order within each series or class, and showing the address of each stockholder and the number of shares of such series or class of Capital Stock registered in the name of each stockholder. Nothing in this Section 8 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting of stockholders during the whole time thereof, and may be inspected by any stockholder who is present at the meeting of stockholders. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or share ledgers or transfer books or to vote at the meeting of stockholders.

Section 9.Quorum and Voting.

(a)Holders of shares representing a majority of the voting power of the outstanding shares of Capital Stock entitled to vote at a meeting of the stockholders, represented in person or by proxy, shall constitute a quorum at such meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these By-laws. The stockholders present in person or by proxy at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If shares representing less than a majority of the voting power of the outstanding shares of Capital Stock are represented at a meeting of stockholders, shares with a majority of the voting power of the shares so represented or the chair of the meeting may adjourn the meeting from time to time without further notice.

(b)When a quorum is present at any meeting of stockholders, the affirmative vote of holders of shares having a majority of the voting power of the shares of Capital Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders with respect to all matters other than the election of directors, unless otherwise required by law or by the Certificate of Incorporation.

(c)Unless otherwise required by law or by the Certificate of Incorporation, each director shall be elected by the affirmative vote of the majority of the votes cast (with abstentions and broker non-votes not counting as votes cast for or against a director’s election) by stockholders at a meeting for the election of directors at which a quorum is present, except that, if the number of nominees for election at any such meeting exceeds the number of directors to be elected at such meeting, as determined by the Secretary of the Corporation as of the close of the notice periods set forth in Article II, Section 5, each director shall be elected by the affirmative vote of a plurality of the votes cast by stockholders at such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

(d)A director who stands for re-election shall tender his or her resignation if he or she fails to receive the number of votes required for re-election. If an incumbent director fails to receive the required vote for re-election, the director shall tender an irrevocable resignation that will be effective upon the Board’s acceptance of such resignation and the Nominating and Corporate Governance Committee will act on an expedited basis to make a recommendation on whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. A director whose resignation is under consideration is expected to abstain from participating in any decision regarding that resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept or reject a director’s resignation. If a director’s resignation is accepted by the Board pursuant to these By-laws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to the provisions of Article III, Section 4 or may decrease the size of the Board pursuant to the provisions of Article III, Section 2.

Section 10.Voting of Shares. At each meeting of the stockholders, each holder of Capital Stock that shall, at the time, possess voting powers, shall be entitled to vote, in person or by proxy, and shall have the number of votes provided by the Certificate of Incorporation or as otherwise required by law for each such share of Capital Stock registered in his or her name on the record date fixed for the purpose of determining stockholders entitled to vote at such meeting.

Section 11.Voting of Shares of Certain Holders.

(a)Persons holding Capital Stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose Capital Stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation such person has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or such pledgee’s proxy, may represent such Capital Stock and vote thereon.

(b)If shares of Capital Stock stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(1)If only one votes, such person’s act binds all;

(2)If more than one vote, the act of the majority so voting binds all;

(3)If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the shares of Capital Stock in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Delaware Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by such court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

Section 12.Proxies. Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or an executed new proxy bearing a later date.

Section 13.Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 14.Inspectors at Meetings of Stockholders. In advance of any meeting of the stockholders, the Corporation shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

Section 15.Delivery to the Corporation. Whenever this Article II (or any other provision of these By-laws) requires one or more persons (including a record or beneficial owner of Capital Stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, with respect to any notice from any record or beneficial owner of Capital Stock under the Certificate of Incorporation, these By-laws or the DGCL, to the fullest extent permitted by law, the Corporation expressly opts out of Section 116 of the DGCL.

ARTICLE III

DIRECTORS

Section 1.General Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to powers expressly conferred upon them by these By‑laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things that are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2.Number and Tenure. The total number of directors that shall constitute the Board shall be fixed from time to time by a resolution of the Board, but the Board shall consist of no more than eight members. The directors shall serve staggered three‑year terms. The directors shall be classified in respect to the time for which they shall severally hold office into three classes, each class to consist of one-third in number of the directors as near as may be. At each annual election of directors, the successors to the class of directors whose terms expire in that year shall be elected for three-year terms. One class of directors shall be elected by the stockholders at each annual meeting of stockholders, except as provided in Section 4 of this Article III, and each director elected shall hold office until his or her successor is duly elected and qualified.

Section 3.Attendance by Remote Communication. The Board may determine that any of its meetings shall not be held at any place, but may instead be held solely by means of remote communication by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. The Board may also determine that a meeting shall be held at a particular place and allow directors that are unable to attend such meeting at such place to participate in  such meeting by means of remote communication by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 4.Vacancies. Except as otherwise provided by law, a vacancy in the office of any director, because of death, resignation, or otherwise, and any newly created directorship resulting from any increase in the total number of directors, shall be filled exclusively by the vote of a majority of the remaining directors, even though less than a quorum, and the director so elected shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he or she has been elected expires or until his or her successor is duly elected and qualified.

Section 5.Regular Meetings. Regular meetings of the Board may be held without notice immediately after the annual meeting of stockholders and at such other time and place as shall from time to time be determined by the Board. The Board shall hold at least four regular meetings in each year.

Section 6.Special Meetings. Special meetings of the Board may be called by or at the written request of the Chair of the Board, the President and Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board may fix the time and place, either within or outside of the State of Delaware, for holding such special meeting of the Board.

Section 7.Notice. Except as set forth in Section 5 of this Article III, notice of any regular or special meeting of the Board shall be given at least 24 hours prior thereto (if given personally or by electronic transmission) or three business days prior thereto (if given by U.S. mail). Such notice shall be in writing and shall be given personally or mailed or sent by electronic transmission to each director at such address as the director shall specify to the Secretary. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail in a sealed envelope so addressed, with postage thereon prepaid. If notice is given by electronic transmission, such notice shall be deemed to be given when transmitted. Any director may waive notice of any meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 8.Quorum. A majority of the total number of directors constituting the Board shall constitute a quorum for the transaction of business at any meeting of the Board, provided that, if less than a quorum of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 9.Manner of Acting. Except where otherwise provided in the Certificate of Incorporation, these By-laws or applicable law, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

Section 10.Compensation. Directors employed by the Corporation shall not receive compensation for their services as directors or as members of any committee of the Board on which they serve. Directors not employed by the Corporation shall be paid reasonable compensation for services as directors and as members of any committee of the Board on which such directors serve, which compensation shall be fixed by resolution of the Board. Directors shall be reimbursed for reasonable expenses incurred in attending meetings of the Board and meetings of committees appointed by the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11.Chair of the Board. The Board shall annually elect one of its members to be its chair (the “Chair of the Board”) and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board shall determine. The Chair of the Board shall preside at all meetings of the stockholders and of the Board and he or she shall have such other duties, responsibilities and powers as may be assigned to him or her by the Board. The Chair of the Board may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis. In case of the inability or failure of the Chair of the Board to perform the duties of that office, the Lead Independent Director shall perform the duties of the Chair of the Board, unless otherwise determined by the Board. In case of the inability or failure of the Chair of the Board and the Lead Independent Director to perform the duties of the Chair of the Board, the President and Chief Executive Officer shall perform the duties of the Chair of the Board, unless otherwise determined by the Board.

ARTICLE IV

COMMITTEES

Section 1.Audit Committee.

(a)The Board at any regular or special meeting shall, by resolution of the Board, designate three or more independent directors to constitute an Audit Committee and appoint one of the directors so designated as the chair of the Audit Committee. Membership on the Audit Committee shall be restricted to those directors who are independent (within the meaning of applicable provisions of federal securities laws, applicable rules of the SEC and applicable exchange listing requirements) and who are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee. Vacancies on the Audit Committee may be filled by the Board. Each member of the Audit Committee shall hold office until such member’s successor is duly elected, or until such member’s death, resignation or removal from the Audit Committee by the Board, or such member ceases to be a director. Any member of the Audit Committee may be removed from the Audit Committee by resolution of the Board whenever in the Board’s judgment (1) such Audit Committee member is no longer an independent director or free from any relationship prohibited by this Section 1 or (2) the best interests of the Corporation would be served by such member’s removal from the Audit Committee. The compensation, if any, of members of the Audit Committee shall be established by resolution of the Board in accordance with Section 10 of Article III.

(b)The duties of the Audit Committee shall be as set forth in the Audit Committee Charter.

(c)The Audit Committee shall meet regularly, at least four times per year, at the call of its chair or any two members of the Audit Committee. The Audit Committee shall meet on such other occasions as required by the Audit Committee Charter. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall constitute the act of the Audit Committee.

Section 2.Compensation and Development Committee.

(a)The Board at any regular or special meeting shall, by resolution of the Board, designate three or more independent directors to constitute a Compensation and Development Committee and appoint one of the directors so designated as the chair of the Compensation and Development Committee. Membership on the Compensation and Development Committee shall be restricted to those directors who are independent (within the meaning of applicable provisions of federal securities laws, applicable rules of the SEC and applicable exchange listing requirements) and who are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Compensation and Development Committee. Vacancies on the Compensation and Development Committee may be filled by the Board. Each member of the Compensation and Development Committee shall hold office until such member’s successor is duly elected, or until such member’s death, resignation, or removal from the Compensation and Development Committee by the Board, or such member ceases to be a director. Any member of the Compensation and Development Committee may be removed from the Compensation and Development Committee by resolution of the Board whenever in the Board’s judgment (1) such Compensation and Development Committee member is no longer an independent director or free from any relationship prohibited by this Section 2 or (2) the best interests of the Corporation would be served by such member’s removal from the Compensation and Development Committee. The compensation, if any, of members of the Compensation and Development Committee shall be established by resolution of the Board in accordance with Section 10 of Article III.

(b)The duties of the Compensation and Development Committee shall be as set forth in the Compensation and Development Committee Charter.

(c)The Compensation and Development Committee shall meet, at least two times per year, at the call of its chair or any two members of the Compensation and Development Committee. A majority of the members of the Compensation and Development Committee shall constitute a quorum and an act of the majority of those present at a meeting at which a quorum is present shall constitute the act of the Compensation and Development Committee.

Section 3.Nominating and Corporate Governance Committee.

(a)The Board at any regular or special meeting shall, by resolution of the Board, designate three or more independent directors to constitute a Nominating and Corporate Governance Committee and appoint one of the directors so designated as the chair of the Nominating and Corporate Governance Committee. Membership on the Nominating and Corporate Governance Committee shall be restricted to those directors who are independent (within the meaning of applicable provisions of federal securities laws, applicable rules of the SEC and applicable exchange listing requirements) and who are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Nominating and Corporate Governance Committee. Vacancies on the Nominating and Corporate Governance Committee may be filled by the Board. Each member of the Nominating and Corporate Governance Committee shall hold office until such member’s successor is duly elected, or until such member’s death, resignation, or removal from the Nominating and Corporate Governance Committee by the Board, or until such member ceases to be a director. Any member of the Nominating Committee may be removed by resolution of the Board whenever in the Board’s judgment (1) such Nominating and Corporate Governance Committee member is no longer an independent director or free from any relationship prohibited by this Section 3 or (2) the best interests of the Corporation would be served by such member’s removal from the Nominating and Corporate Governance Committee. The compensation, if any, of members of the Nominating and Corporate Governance Committee shall be established by resolution of the Board in accordance with Section 10 of Article III.

(b)The duties of the Nominating and Corporate Governance Committee shall be as set forth in the Nominating and Corporate Governance Committee Charter.

(c)The Nominating and Corporate Governance Committee shall meet, at least two times per year, at the call of its chair or any two members of the Nominating and Corporate Governance Committee. A majority of the members of the Nominating and Corporate Governance Committee shall constitute a quorum and an act of the majority of those present at a meeting at which a quorum is present shall constitute the act of the Nominating and Corporate Governance Committee.

(d)Nothing in these By-laws is intended to prevent any individual director from making a recommendation of a person to be a director of the Corporation either to the Nominating and Corporate Governance Committee or to the Board.

Section 4.Additional Committees. The Board may, by resolution of the Board, from time to time create and appoint such committees in addition to the Audit, Compensation and Development, and Nominating and Corporate Governance Committees as it deems desirable. Each additional committee shall bear such designation, shall have such powers, and shall perform such duties, not inconsistent with these By-laws, law or the Certificate of Incorporation, as may be assigned to it by the Board; provided that no such additional committee may exercise the powers of the Board in the management of the business and affairs of the Corporation except such as shall be expressly delegated to it. The Board shall have the power to change the members of any such additional committee at any time, to fill vacancies, and to discharge any such additional committee at any time. The compensation, if any, of members of any such additional committee shall be established by resolution of the Board in accordance with Section 10 of Article III. A majority of the members of any such committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall constitute the act of such additional committee.

ARTICLE V

OFFICERS

Section 1.Generally. The officers of the Corporation shall be elected by the Board and shall consist of a President and Chief Executive Officer and a Secretary. The Board, in its discretion, may also choose any or all of the following: one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), a Treasurer, one or more Assistant Treasurers, one or more Assistant Secretaries, a Controller and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the President and Chief Executive Officer to appoint any person to any office other than President and Chief Executive Officer. Any number of offices may be held by the same person unless specifically prohibited by law. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by the Board, the Board may delegate the powers or duties of any officer to any other officer or employee.

Section 2.Election and Term of Office. The officers of the Corporation shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of stockholders.

If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death, resignation or removal in the manner hereinafter provided.

Section 3.Removal. Any officer may be removed, either with or without cause, at any time by the Board, the Chair of the Board or the President and Chief Executive Officer, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.Resignations. Any officer may resign at any time by giving written notice to the Board, the Chair of the Board or the President and Chief Executive Officer. Such resignation shall take effect when received by the person or persons to whom such notice is given, unless such resignation specifies that it shall become effective at a later time or upon the happening of an event, in which event the resignation shall take effect at such later time or upon the happening of such event. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board (or, except with respect to the office of the President and Chief Executive Officer, the Chair of the Board or the President and Chief Executive Officer) for the unexpired portion of the term, and new offices may be created and filled by the Board, the Chair of the Board or the President and Chief Executive Officer.

Section 6.President and Chief Executive Officer. The President and Chief Executive Officer shall be responsible for the general management and direction of the business and affairs of the Corporation, subject to the direction of the Board. The President and Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

Section 7.Execution of Documents and Action with Respect to Securities of Other Entities. Each of the Chair of the Board and the President and Chief Executive Officer shall have and is hereby given, full power and authority, except as otherwise required by law or directed by the Board, to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equityholders (or with respect to any action of such stockholders or equityholders) of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other entity. In addition, each of the Chair of the Board and the President and Chief Executive Officer may delegate to other officers, employees and agents of the Corporation the power and authority to take any action that the Chair of the Board or the President and Chief Executive Officer is authorized to take under this Section 7, with such limitations as the Chair of the Board or the President and Chief Executive Officer, as the case may be, may specify; such authority so delegated by the Chair of the Board or the President and Chief Executive Officer shall not be re-delegated by the person to whom such execution authority has been delegated.

Section 8.Vice President. Each Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as shall be assigned to or required from time to time by the Board or the President and Chief Executive Officer.

Section 9.Secretary and Assistant Secretaries.

(a)The Secretary shall attend all meetings of the stockholders and all meetings of the Board and record all proceedings of the meetings of the stockholders and of the Board and shall perform like duties for the standing committees when requested by the Board. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board. The Secretary shall perform such other duties as may be prescribed by the Board. The Secretary shall have charge of the corporate seal and authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all the corporate books and records of the Corporation. The Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President and Chief Executive Officer shall designate from time to time.

(b)Assistant Secretaries, in the order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary.

Section 10.Treasurer and Assistant Treasurers.

(a)The Treasurer, or such Vice President who is designated by the Board or the President and Chief Executive Officer to perform the duties of the Treasurer, shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer or such Vice President with the prior approval of the Board, the Chair of the Board or the President and Chief Executive Officer. The Treasurer or such Vice President shall disburse the funds and pledge the credit of the Corporation as may be authorized and shall render an account of all transactions by the Treasurer or such Vice President. The Treasurer or such Vice President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board, the President and Chief Executive Officer or the Chief Financial Officer shall designate from time to time.

(b)Assistant Treasurers, in the order of their seniority, shall assist the Treasurer and, if the Treasurer is unable or fails to act, perform the duties and exercise the powers of the Treasurer.

Section 11.Controller. The Controller, or such Vice President who is designated by the Board or the President and Chief Executive Officer to perform the duties of the Controller, shall maintain adequate records of all assets, liabilities and financial transactions of the Corporation. The Controller or such Vice President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board, the President and Chief Executive Officer or the Chief Financial Officer shall designate from time to time.

Section 12.Duties of Officers May Be Delegated. In case any officer is absent, or any other reason that the Board may deem sufficient, the Board or the President and Chief Executive Officer may delegate for the time being the powers or duties of such officer to any other officer or director.

ARTICLE VI

SHARES OF CAPITAL STOCK AND THEIR TRANSFER

Section 1.Shares. Except as otherwise provided in a resolution approved by the Board or as may be required by applicable law, all shares of Capital Stock shall be uncertificated shares beginning on January 1, 2008. Notwithstanding the foregoing, shares represented by a certificate issued and outstanding prior to January 1, 2008, shall remain represented by a certificate until such certificate is surrendered to the Corporation by the holder of record. Shares shall be transferable only on the books of the Corporation by the holder of record thereof in person or such person’s successor or assignee, or by such person’s attorney lawfully constituted in writing, in accordance with the customary procedures for transferring shares. In the case of shares of Capital Stock represented by certificates, such certificates representing shares of Capital Stock shall be in such form as may be determined from time to time by the Board, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder’s name and the number of shares and shall be signed by, or in the name of the Corporation by, any two duly authorized officers. For such purposes, each of the Chair of the Board, the President and Chief Executive Officer, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Corporation shall be deemed to be a duly authorized officer. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed. All certificates for shares of Capital Stock of the same class and series shall be consecutively numbered. The name of the person owning the shares of Capital Stock represented thereby with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate or uncertificated shares shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate or uncertificated shares may be issued therefore upon such terms and indemnity to the Corporation as the Corporation may prescribe. In the case of shares of Capital Stock issued in uncertificated form, within a reasonable time after the issuance or transfer of uncertificated shares of Capital Stock, the Corporation shall send to the holder of record of such uncertificated shares a written notice containing the information required to be set forth or stated on certificates representing shares pursuant to applicable law.

Section 2.Transfer. Transfers of shares of Capital Stock shall be made on the books of the Corporation:

(a)in the case of certificated shares, only by the person named in the certificates evidencing such shares of Capital Stock or such person’s successor or assignee, or by such person’s attorney-in-fact lawfully constituted in writing, and upon surrender of such certificates and delivery to the Corporation of proper evidence of succession, assignment or other authority, to transfer, or

(b)in the case of uncertificated shares, only by the holder of record of uncertificated shares or such person’s successor or assignee, or by such person’s attorney-in-fact lawfully constituted in writing or upon receipt of proper transfer instructions from the holder of record of such uncertificated shares and delivery to the Corporation of proper evidence of succession, assignment or other authority, to transfer.

Section 3.Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of Capital Stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Section 4.Transfer Agent and Registrars. The Board may from time to time appoint a transfer agent and registrar in one or more cities, may require all certificates evidencing shares of Capital Stock, if any, or written notices or statements related to uncertificated shares of Capital Stock to bear the signatures of a transfer agent or registrar, and may provide that such certificates, if any, or uncertificated shares shall be transferable in more than one city.

Section 5.Lost, Stolen or Destroyed Certificates. The Board may authorize the Corporation, including any transfer agents or registrars of the Corporation, to issue and register, respectively, uncertificated shares, or, upon request, new certificates, in place of any certificates alleged to have been lost, stolen or destroyed, and in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems necessary to protect the Corporation and said transfer agent and registrars.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation will end on December 31 of each year or such other date as may be fixed  by the Board.

ARTICLE VIII

DIVIDENDS

Dividends on the Capital Stock may be declared by the Board at any meeting, regular or special, pursuant to law and to the provisions of the Certificate of Incorporation.

ARTICLE IX

INDEMNIFICATION

Section 1.General. The Corporation (a) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,

whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation, which is specifically addressed in Section 2 of this Article IX) by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (b) may indemnify, if the Board determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation, which is specifically addressed in Section 2 of this Article IX) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.Derivative Actions. The Corporation (a) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (b) may indemnify, if the Board determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or an agent of the Corporation, or is or was serving at the request of the Corporation as an employee or an agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article IX, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4.Proceedings Initiated by any Person. Notwithstanding anything to the contrary contained in Sections 1 and 2 of this Article IX, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or consented to, by the Board.

Section 5.Procedure. Any indemnification under Sections 1 and 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article IX. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination,

(a)by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or

(b)by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or

(c)if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or

(d)by the stockholders of the Corporation.

Section 6.Advancement of Expenses. Expenses (including attorneys’ fees) incurred by a current or former officer or a current or former director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or current or former officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article IX or as otherwise authorized by law. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7.Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 8.Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 9.Definition of “Corporation”. For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 10.Certain Other Definitions. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation,” as referred to in this Article IX. For purposes of this Article IX, the term “officer” shall refer only to an officer of the Corporation appointed as such pursuant to the provisions of Article V (or, with respect to any person serving as an officer of another enterprise, a person who has been appointed as such pursuant to the organizational documents of such enterprise) and shall not refer to any employee of the Corporation or any other enterprise who has not been so appointed, regardless of whether the person has been give or uses a title, such as “vice president,” that might connote that such person is an officer.

Section 11.Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 12.Repeal or Modification. Any repeal or modification of this Article IX shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 13.Amendments to DGCL. If the DGCL is amended hereafter to broaden the rights of those seeking indemnification or advancement of expenses, then such rights shall be extended to such persons to the fullest extent authorized by the DGCL, as so amended, without further action by either the Board or the stockholders of the Corporation.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given by law or under the provisions of these By‑laws or under the provisions of the Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the giving of such notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or By-laws.

ARTICLE XI

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

ARTICLE XII

FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-laws; or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court within the State of Delaware has jurisdiction, the federal district court for the District of Delaware, in all cases subject to the applicable court having personal jurisdiction over the indispensable parties named as defendants). To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of Capital Stock shall be deemed to have notice of and consented to the provisions of this Article XII. Notwithstanding anything otherwise to the contrary herein, the provisions of this Article XII will not apply to suits brought to enforce a duty or liability created by the federal securities laws or any other claim for which the federal courts have exclusive jurisdiction.

ARTICLE XIII

SEVERABILITY OF PROVISIONS

If any provision of these By-laws, or the application thereof to any person or circumstances, is held invalid, the remainder of these By-laws, and the application of such provision to other persons or circumstances, shall not be affected thereby.

ARTICLE XIV

AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.